EXHIBIT 21
LIST OF SUBSIDIARIES OF SPARTAN STORES, INC.
1.	FAMILY FARE, INC. (Formerly Valuland, Inc.)

Jurisdiction of Incorporation: Names under which business is conducted:

Michigan
Family Fare, Inc.
Ashcraft's Markets
Glen's Markets
Family Fare Management Services, Inc.
Family Fare Trucking, Inc.
Family Fare Pharmacy
32nd Street Baking Co.
Family Fare Supermarket
Grand Valley Food Center
Great Day Food Centers
Great Day Markets
Great Day Food Store
Great Day Pharmacy

Furthermore, Family Fare, Inc. has a 65% interest in MDP, L.L.C., a Michigan limited liability company.

2.	L & L/JIROCH DISTRIBUTING COMPANY

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan L & L/Jiroch Distributing Company Johnson Food Service, Inc.

3.	UNITED WHOLESALE GROCERY COMPANY

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan United Wholesale Grocery Company

4.	MARKET DEVELOPMENT CORPORATION

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Market Development Corporation Ludington Corner Ludington Corners Ludington Plaza Westland of Three Rivers Harvest Place Cascade East Kentwood Center Jefferson Square Market Street Plaza

5.	J.F. WALKER COMPANY, INC.

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan J. F. Walker Company, Inc.

6.	SHIELD INSURANCE SERVICES, INC. (Formerly Shield Insurance Agency, Inc.)

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Shield Insurance Services, Inc.

7.	SPARTAN INSURANCE COMPANY LTD.

	Jurisdiction of Incorporation: Names under which business is conducted:	Bermuda Spartan Insurance Company Ltd.

8.	CAPISTAR, INC.

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Capistar, Inc. Associated Grocers of Michigan Capistar Incorporated

9.	SPARTAN ACQUISITION CORP.

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Spartan Acquisition Corp. Following the merger to which this Registration Statement on Form S-4 relates, Spartan Acquisition Corp. will change its name to "Seaway Food Town, Inc."